UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement with LaSalle Business Credit, LLC

On June 20, 2008, American Apparel, Inc. (the “Company”), in its capacity as Facility Guarantor, American Apparel (USA), LLC, a subsidiary of the Company (“Old American Apparel”), in its capacity as Lead Borrower, and certain other subsidiaries of the Company, in their capacities as Borrowers or Facility Guarantors, entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with LaSalle Business Credit, LLC, LaSalle Bank National Association, Wells Fargo Retail Finance, LLC and the lenders party to the Credit Agreement, dated as of July 2, 2007 (as previously amended, the “LaSalle Credit Agreement”). Capitalized terms used but not defined in this description of the Fourth Amendment have the respective meanings set forth in the LaSalle Credit Agreement.

The Fourth Amendment amended the LaSalle Credit Agreement to, among other things: (i) delete financial covenants relating to minimum Consolidated EBITDA, maximum Capital Expenditures, Consolidated Fixed Charge Coverage Ratio, Senior Debt to Consolidated EBITDA ratio and Adjusted Debt to EBITDAR ratio; (ii) increase Minimum Excess Availability from $3 million to 10% of the lesser of the Borrowing Base and the Revolving Credit Ceiling; (iii) increase the Permitted Indebtedness threshold for capital leases from $15 million to $20 million; (iv) permit the repurchase of up to $30 million of the Loan Parties’ capital stock if certain conditions are met; (v) provide additional flexibility for investing in foreign subsidiaries; (vi) add the Company as a Facility Guarantor; and (vii) increase from 2.00% to 2.50% the applicable margin for LIBOR-based borrowings and increase from zero to 0.50% the applicable margin for borrowings based on the bank’s prime rate.

The execution of the Fourth Amendment satisfies the requirements of the previously disclosed waiver received by the Company with respect to the LaSalle Credit Agreement on June 5, 2008.

The foregoing description is qualified in its entirety by reference to the Fourth Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Amendment to Credit Agreement with SOF Investments, L.P.

On June 20, 2008, the Company, in its capacity as a Facility Guarantor, Old American Apparel, in its capacity as Borrower, and certain other subsidiaries of the Company, in their capacities as Facility Guarantors, entered into Amendment No. 7 to Credit Agreement (the “Seventh Amendment”) with SOF Investments, L.P.—Private IV, as Lender, to amend the Credit Agreement, dated as of July 18, 2007 (as amended, the “SOF Credit Agreement”). Capitalized terms used but not defined in this description of the Seventh Amendment have the respective meanings set forth in the SOF Credit Agreement.

The Seventh Amendment amended the SOF Credit Agreement to, among other things: (i) measure financial covenants at the level of the Company instead of Old American Apparel; (ii) delete the financial covenant relating to Consolidated Fixed Charge Coverage ratio; (iii) increase the Permitted Indebtedness threshold for capital leases from $15 million to $20 million; (iv) permit the repurchase of up to $30 million of the Loan Parties’ capital stock if certain conditions are met; (v) provide additional flexibility for investing in foreign subsidiaries; and (vi) add the Company as a Facility Guarantor.

The foregoing description is qualified in its entirety by reference to the Seventh Amendment which is filed as Exhibit 10.2 hereto and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Credit Agreement, dated as of June 20, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, LaSalle Business Credit, LLC, LaSalle Bank National Association, Wells Fargo Retail Finance, LLC and the Lenders party thereto.

10.2	Amendment No. 7 to Credit Agreement of American Apparel (USA), LLC, dated as of June 20, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Facility Guarantors party thereto and SOF Investments, L.P.—Private IV.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 20, 2008	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of June 20, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, LaSalle Business Credit, LLC, LaSalle Bank National Association, Wells Fargo Retail Finance, LLC and the Lenders party thereto.

10.2	Amendment No. 7 to Credit Agreement of American Apparel (USA), LLC, dated as of June 20, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Facility Guarantors party thereto and SOF Investments, L.P.—Private IV.